UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007 (April 19, 2007)
IASIS HEALTHCARE LLC
(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

117 Seaboard Lane, Building E
Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)
(615) 844-2747
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective April 19, 2007, David Bonderman resigned as a Director of IASIS Healthcare Corporation (“IAS”), sole member of IASIS Healthcare LLC (the “Company”). Mr. Bonderman’s resignation was not due to any disagreement with the Company on any matter relating to IAS’ or the Company’s operations, policies, or practices.
     Effective April 19, 2007, David Dupree was elected by the sole stockholder of IAS to serve as a director of IAS.
     Mr. Dupree is Managing Director and Chief Executive Officer of The Halifax Group. Prior to co-founding Halifax, Mr. Dupree was a Managing Director and Partner with The Carlyle Group, where he was primarily responsible for investments in healthcare and related sectors. Prior to joining The Carlyle Group in 1992, Mr. Dupree was a Principal in Corporate Finance with Montgomery Securities and prior to that, he was Co-Head of Equity Private Placements at Alex Brown & Sons Incorporated.
     Mr. Dupree was nominated to the Board of Directors by Texas Pacific Group. Texas Pacific Group beneficially owns 74.4% of IASIS Investment LLC (“IASIS Investment”), the sole stockholder of IAS. Pursuant to the limited liability company operating agreement of IASIS Investment, Texas Pacific Group has the right to nominate a certain number of directors to the Board of Directors of IAS.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC
By:	/s/ John M. Doyle
John M. Doyle
Chief Accounting Officer

Date: April 25, 2007